SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                  INNOVEX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                            [INNOVEX, INC. LOGO HERE]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                JANUARY 17, 2001

         Notice is hereby given that the Annual Meeting of Shareholders of Innovex, Inc. will be held at the Lutheran Brotherhood Building, Minneapolis, Minnesota on Wednesday, January 17, 2001 at 3:30 p.m., Central Time, for the following purposes:

         1. To elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

         2. To approve the selection of the Company's independent auditors for the current fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on December 6, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors,



                                       Thomas W. Haley, CHAIRMAN OF THE BOARD


Maple Plain, Minnesota
December 15, 2000



TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

                                  INNOVEX, INC.

                                 PROXY STATEMENT

         This Proxy Statement is furnished to the shareholders of Innovex, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 17, 2001. The cost of this solicitation will be borne by the Company. In addition to the solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

         Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

         The Company has outstanding only one class of stock, $.04 par value Common Stock, of which 14,980,213 shares were issued and outstanding and entitled to vote at the close of business of December 6, 2000. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on December 6, 2000 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

         Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         The Company's corporate offices are located at 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, and its telephone number is (763) 479-5300. The mailing of this Proxy Statement to shareholders of the Company commenced on or about December 15, 2000.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table includes information as of December 6, 2000 concerning the beneficial ownership of Common Stock of the Company by (i) all persons who are known to the Company to beneficially hold more than five percent of the Common Stock of the Company; (ii) each of the directors and director nominees of the Company; (iii) each executive officer named in the Summary Compensation Table on page 5; and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

         Name and Address                     Amount and Nature of       Percent
         of Beneficial Owner                 Beneficial Ownership(5)    of Class
         -------------------                 -----------------------    --------

         Thomas W. Haley (1)(2)                       825,220              5.5%
         2421 Crowne Hill Road
         Minnetonka, MN 55305

         Kennedy Capital Management, Inc.(3)          877,750              5.9%
         10829 Olive Boulevard
         St. Louis, MO 63141

         Systematic Financial Management, L.P.(4)     874,285              5.8%
         Glenpointe East, 7th Floor
         300 Frank W. Burr Boulevard
         Teaneck, NJ 07666

         Gerald M. Bestler (1)                         12,454              *

         Frank L. Farrar (1)                            2,000              *

         Elick Eugene Hawk (1)                          4,000              *

         William J. Miller                              2,000              *

         William P. Murnane (1)(2)                    118,200              *

         Michael C. Slagle (1)                         10,566              *

         Bernt M. Tessem (1)                            5,530              *

         Allan J. Chan (2)                             77,000              *

         Timothy S. McIntee(2)                         49,800              *

         Venkatraman B. Rao, Ph.D.(2)                   9,794              *

         All Directors and Officers
            as a Group (14 persons)                 1,183,511              7.7%

*Less than 1%
(1) Serves as a director of the Company and, has been nominated for election.
(2) Serves as an executive officer of the Company and appears in the Summary Compensation Table on page 5 hereof.
(3) Pursuant to a 13G/A filed with the Securities and Exchange Commission on February 10, 2000
(4) Pursuant to a 13G filed with the Securities and Exchange Commission on February 22, 2000.
(5) Includes the following number of shares which may be purchased pursuant to the exercise of stock options within sixty days from the date hereof: Mr. Haley, 24,000 shares; Mr. Bestler, 7,512 shares; Mr. Farrar, 2,000 shares; Mr. Hawk, 2,000 shares; Mr. Miller, 2,000 shares; Mr. Murnane, 117,000 shares; Mr. Slagle, 4,000 shares; Mr. Tessem, 4,000 shares; Mr. Chan, 73,400 shares; Mr. McIntee 31,300 shares; Dr. Rao, 13,400 shares; and all directors and officers as a group, 327,512 shares.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         Seven directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors are elected. The Board of Directors has nominated for election the seven persons named below. All of the nominees are currently directors of the Company and were elected by the shareholders at the 2000 Annual Meeting of Shareholders. It is anticipated that the proxies will be voted for such nominees, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.


                                   Principal Occupation and             Director
     Name and Age                    Other Directorships                 Since
     ------------                    -------------------                 -----

Thomas W. Haley (64)       Chairman of the Company.                       1972

Michael C. Slagle (65)     Retired; former owner of Minnesota Benefit     1972
                           Planners, an insurance brokerage and
                           consulting firm.

Bernt M. Tessem (70)       Independent Sales Consultant since October     1976
                           1992.

Gerald M. Bestler (71)     Retired; formerly Executive Vice President     1988
                           of BMC Industries Inc., an optical and
                           electronic components manufacturer, and
                           President of the Precision Etched Products
                           Group of BMC Industries Inc. Mr. Bestler is also a Director of ANCOR Communications.

Frank L. Farrar (71)       Chairman of Performance Bankers, Inc.,         1999
                           Chairman of Beresford Bancorporation,
                           Inc., a South Dakota thrift holding
                           company, Chairman of Capital
                           Bancorporation, Inc., a South Dakota bank holding company, Chairman of Uptown
                           Bancorporation, Inc., an Illinois bank
                           holding company, and Chairman of Fulda
                           Bancorporation, a Minnesota bank holding company. Mr. Farrar is also a Director of Mercury Waste Solutions, Inc., a publicly-held mercury processing company.

Elick Eugene Hawk (57)     President and Chief Executive Officer of       1999
                           Performance Bankers, Inc., a South Dakota management company, since 1983; Chairman of First National Bank, Pierre, South
                           Dakota; Director of First National Bank,
                           Fulda, Minnesota; Director of First
                           Savings Bank, Beresford, South Dakota;
                           Director of First National Bank, Moline,
                           Illinois; Director/Owner of Golden
                           Ventures, Inc., an assisted living center, Pierre, South Dakota.

William P. Murnane (38)    President and Chief Executive Officer of       1999
                           the Company since July 1998. From 1996 to
                           1998, he served as Vice President and
                           General Manager of the Company's flexible circuit division after the Company acquired
                           Litchfield Precision Components, a
                           manufacturer of high technology flexible circuits, and from 1995 to 1996 he served as the Company's Vice President for Corporate Development. From 1993-1995, Mr.
                           Murnane was Chief Operating Officer of
                           Boutwell, Owens & Co., a privately held
                           packaging manufacturer based in
                           Massachusetts. From 1992 to 1993, Mr.
                           Murnane was Director of Operations for
                           Uniform Printing & Supply, Inc. in
                           Massachusetts. Prior to that, he held
                           various operating and corporate planning positions during a ten-year career at United Parcel Service. Mr. Murnane holds a
                           BS in Engineering from New Jersey
                           Institute of Technology, an MS in
                           Operations Research from the University of Maryland, and an MBA from the Harvard
                           Business School.

                 --------------------------

OTHER INFORMATION REGARDING THE BOARD

         MEETINGS. The Board of Directors met five times during fiscal year 2000. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he or she served with the exception of Mr. Farrar who attended 60% of the meetings.

         BOARD COMMITTEES. The Company has an Audit Committee, a Compensation Committee, a Stock Option Committee, and a Nominating Committee, all established by the Board of Directors and each of which consists of members of the Board of Directors. The Audit Committee, which during the last fiscal year consisted of Messrs. Bestler, Hawk and Tessem, met one time during fiscal year 2000. The Audit Committee recommends the selection of independent accountants and reviews the activities and reports of the independent accountants, as well as the internal controls of the Company. The Compensation Committee, which is currently comprised of Messrs. Farrar, Haley and Slagle, met one time during fiscal year 2000. The Compensation Committee assists management in making recommendations to the Board with respect to officers' and key employees' salaries and bonuses. The Stock Option Committee, which is currently comprised of Messrs. Bestler, Miller and Slagle, met one time during fiscal year 2000. The Stock Option Committee makes recommendations to the Board with respect to awarding stock options to the Company's key personnel. The Nominating Committee, which during the last fiscal year consisted of Messrs. Haley, Slagle and Farrar, met one time in fiscal year 2000 to consider nominees for election to the Board of Directors.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending September 30, 2000, 1999 and 1998, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Thomas W. Haley, the Company's Chairman, and each of the four other most highly compensated executive officers of the Company in office at the end of fiscal 2000 (together with Mr. Haley, the "Named Executives"), whose total cash compensation exceeded $100,000 during fiscal year 2000 in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                                                  Compensation
                                         Annual Compensation         Awards
                                        ---------------------------------------------------------

                                                                   Securities
Name and Principal                                                 Underlying        All Other
     Position                  Year      Salary        Bonus         Options      Compensation(1)
------------------             ----      ------        -----         -------      ---------------
Thomas W. Haley                2000      $186,926           --            --           $5,008
Chairman                       1999       182,311           --        45,000            7,154
                               1998       248,655      $75,000        10,000            5,146

William P. Murnane             2000       216,727           --        45,000            4,697
President and Chief            1999       174,990       37,100        45,000            5,555
Executive Officer              1998       160,675       70,000        10,000            4,424

Allan J. Chan                  2000       182,548           --        17,000            4,459
Senior Vice President          1999       169,999       22,525        40,000            5,592
Sales and Marketing            1998       165,961       70,000        10,000            4,955

Timothy S. McIntee             2000       185,543           --        22,000            4,339
 Senior Vice President         1999       169,998       28,832        35,000            5,180
Corporate                      1998       155,769       45,000         1,500              946

Venkatraman B. Rao Ph.D.       2000       141,527           --        17,000            5,025
Vice President, Research       1999       110,000       19,292        25,000            1,629
and Development                1998            --           --            --               --

(1) These amounts represent Company matching contributions to the Company's 401(k) plan on behalf of such employees.

STOCK OPTIONS

         The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executives during fiscal year 2000:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                         Individual Grants

                           Number   % of Total                                Potential Realizable Value
                               of     Options                                  at Assumed Annual Rates
                       Securities   Granted to     Exercise                  of Stock Price Appreciation
                       Underlying    Employees       Price                        for Option Term(1)
                          Options    in Fiscal       Per       Expiration
        Name              Granted        Year        Share         Date            5%             10%
--------------------------------------------------------------------------------------------------------
Thomas W. Haley                --           --          --                            --             --
William P. Murnane         45,000         8.2%       $7.81       10-21-09       $221,096       $560,300
Allan J. Chan              17,000         3.1%       $7.81       10-21-09         83,525        211,669
Timothy S. McIntee         22,000         4.0%       $7.81       10-21-09        108,091        273,924
Venkatraman B. Rao         17,000         3.1%       $7.81       10-21-09         83,525        211,669

(1) Potential gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth information with respect to the Named Executives concerning the exercise of options during fiscal year 2000 and the unexercised options held as of September 30, 2000:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                          Number of Securities           Value of Unexercised
                                                         Underlying Unexercised              In-the-Money
                                                                 Options                        Options
                                                                at FY-End                at Fiscal Year-End(1)
                                                       ---------------------------    ---------------------------

                      Shares Acquired      Value
Name                    on Exercise       Realized     Exercisable   Unexercisable    Exercisable   Unexercisable
----                    -----------       --------     -----------   -------------    -----------   -------------
Thomas W. Haley              --              --          13,000          42,000           $19,121         $76,482
William P. Murnane           --              --          91,000          99,000           487,005         378,920
Allan J. Chan              3,000          $15,875        54,000          67,000           196,059         207,672
Timothy S. McIntee           --              --          19,600          58,900            14,872         187,361
Venkatraman B. Rao           --              --           5,000          37,000                --          98,813

(1) Based on a per share price of $13.625, which was the closing sale price for the Company's Common Stock on September 29, 2000, the last trading day of the Company's fiscal year.

JOINT REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE

         The Compensation Committee of the Board of Directors consists of Mr. Haley, the Chairman of the Company, and Messrs. Slagle and Farrar, who are outside Directors. The Compensation Committee meets as required and is responsible for setting the salaries and levels of incentive awards for the officers and key personnel of the Company. The Stock Option Committee of the Board of Directors consists of Messrs. Miller, Bestler and Slagle, who are outside Directors. The Stock Option Committee meets as required and makes recommendations to the Board with respect to awarding stock option based compensation to the Company's key personnel.

         COMPENSATION PHILOSOPHY. The Compensation and Stock Option Committees' governing philosophy for determining compensation levels is designed to attract and retain the highest quality personnel possible consistent with the Company's resources and capabilities. Executive compensation is broken into the following components:

         1. BASE SALARIES. Base salaries for executive management and officers of the Company are intended to be competitive with companies of similar market capitalization and revenue levels. The base salaries are also intended to recognize individual achievements and assist the Company in attracting and retaining qualified executives.

         2. BONUS PROGRAM. Cash bonuses are awarded annually as appropriate. The bonus awards are based on both Company and divisional performance with consideration given to the individual's contribution to the Company's performance.

         3. STOCK OPTIONS. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options only have value for the executive officers if the price of the Company's stock appreciates in value from the date the options are granted.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The salary and bonus of the Chief Executive Officer is set by and subject to the discretion of the Compensation Committee with Board of Director approval. The compensation for Thomas W. Haley, the Chairman, was determined by using a process and philosophy similar to that used for all executives but Mr. Haley abstains from voting on his own compensation.

SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEES OF THE COMPANY'S BOARD OF DIRECTORS:

Compensation Committee:                    Stock Option Committee:
Thomas W. Haley, Chairman                  Gerald M. Bestler, Chairman
Michael C. Slagle                          William J. Miller
Frank L. Farrar                            Michael C. Slagle

         The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

BOARD AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors on May 30, 2000, a copy of which is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent as defined by the Nasdaq listing standards.

         The Audit Committee held one meeting during fiscal year 2000. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company's independent accountants, Grant Thornton LLP.

         Subsequent to the fiscal year end, the Audit Committee reviewed and discussed the audited financial statements with management and Grant Thornton LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Grant Thornton LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Grant Thornton LLP.

         Based on the discussions with management and Grant Thornton LLP., the Audit Committee's review of the representations of management and the report of Grant Thornton LLP., the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

Elick Eugene Hawk, Chairman
Gerald M. Bestler
Bernt M. Tessem

STOCK PERFORMANCE

         The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Stock Market (U.S. and Foreign Companies) Index and the Nasdaq Non-Financial Index. The graph compares the cumulative total return of the Company's Common Stock as of the end of each of the Company's last five fiscal years on $100 invested as of September 30, 1995, assuming the reinvestment of all dividends and after giving effect to a 2 for 1 stock split on December 23, 1996:


                      [INSERT GRAPH HERE (FROM DATA BELOW)]

                      ----------------------------------------------------------
                         1995     1996      1997     1998       1999      2000
--------------------------------------------------------------------------------
Innovex, Inc.            $100    $85.90   $298.78   $113.18    $84.87   $129.03
--------------------------------------------------------------------------------
Nasdaq Non-Financial      100    116.75    156.68    157.31    268.11    364.61
--------------------------------------------------------------------------------
Nasdaq Stock Market       100    117.91    162.11    160.95    262.00    350.71
================================================================================


DIRECTOR COMPENSATION

         Directors who are not employees of the Company (currently all directors except Mr. Haley and Mr. Murnane) are paid an annual cash retainer fee of $7,000, $1,000 for each board of directors meeting attended and $500 for each board committee meeting attended. In addition, each non-employee director receives an automatic grant of options to purchase 1,000 shares of Common Stock at an exercise price equal to the fair market value of such Common Stock on the date on which such director is elected or re-elected.

EMPLOYMENT AGREEMENTS

         The Company has employment agreements with Mr. Chan, Mr. McIntee and Mr. Murnane and Dr. Rao. Those employment agreements provide, among other things, for those individuals' employment to continue for a period of 90 days following, and for a lump sum cash severance payment of from 3 to 12 months' salary in the event of, involuntary termination other than for cause, termination of the Company's operations due to bankruptcy or insolvency, total disability of the employee, a change in control of the Company or constructive termination of the employee. In general, a "change in control" would occur when there has been any change in the controlling persons reported in the Company's proxy statements, when 20% or more of the Company's outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute a majority of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company's stockholders vote to liquidate or dissolve the Company. However, a "change in control" would not occur if any of these events are authorized, approved or recommended by the Board of Directors. The employment agreement also prohibits disclosure of confidential information concerning the Company and requires disclosure of and assignment of inventions, discoveries and other works relating to those individuals' employment. The employment agreement contains a covenant not to compete with the Company at any time during employment with the Company and for a period of 6 months after employment is terminated. If a change in control had occurred as of the end of fiscal 2000, the following individuals would have received the approximate payment indicated pursuant to the employment agreements: Mr. Chan, $88,000; Mr. McIntee, $89,500; Mr. Murnane, $105,000; Dr. Rao, $68,500; and all current executive officers as a, group $584,280.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4, and 5.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2000, all
Section 16(a) filing requirements applicable to its insiders were complied with.


                        APPROVAL OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

         Grant Thornton LLP has been reappointed by the Board of Directors as the Company's auditors for the current year. Although shareholder approval is not required, it is the policy of the Board of Directors to request shareholder ratification of the appointment or reappointment of auditors.

         A representative of Grant Thornton LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions. The Board of Directors recommends that the shareholders vote "for" the proposal to approve the reappointment of Grant Thornton LLP, and the endorsed proxy will be so voted unless a contrary vote is indicated. In the event the reappointment of Grant Thornton LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" REAPPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


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


                              SHAREHOLDER PROPOSALS

         Any shareholder desiring to submit a proposal for action at the 2002 Annual Meeting of Shareholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 5540 Pioneer Creek Drive, Maple Plain, MN 55359, addressed to Thomas W. Haley, no later than August 17, 2001 in order to be considered for inclusion in the Company's proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

         On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's 2002 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by November 8, 2001, the Company will be allowed to use its voting authority as described above.

                                     GENERAL

         The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be properly presented. The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended September 30, 2000. A copy of Form 10-K, the annual report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing from the Company at the address noted on the first page of this Proxy Statement.

                                       By Order of the Board of Directors,



                                       Thomas W. Haley, CHAIRMAN OF THE BOARD


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


                                                                      Appendix A

                                  INNOVEX, INC.
                             AUDIT COMMITTEE CHARTER

Responsibilities and Authority

         The Audit Committee reports to the Board of Directors. Its primary focus is to assist the Board in fulfilling its responsibilities to shareholders related to financial accounting and reporting, the system of internal controls established by management and the adequacy of auditing relative to these activities. The Committee is granted the authority to investigate any activity of the Company and it is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities. In addition, the Committee will perform such other functions as assigned by law, the Company's Bylaws or the Board of Directors.

Membership

         The Committee shall be composed of not less than three members, appointed annually by the Board. The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

Meetings

         The Committee shall meet at least four times a year. The agenda of each meeting will generally be prepared by the Chief Financial Officer or equivalent ("Finance Officer"), with input from the Committee Chairman and Committee members, and circulated to each member of the Committee prior to the meeting date. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

Specific Duties

         Relationship with Independent Accountant

         The outside auditor is accountable to the Board of Directors. The Audit Committee shall provide for an open avenue of communications between the independent accountant and the Board and, at least once annually, meet with the independent accountants in private session.

         As shareholder representatives, the Board of Directors shall exercise the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountant upon the recommendation of the Audit Committee. In connection with this duty, the Committee shall receive on an annual basis a written statement from the independent accountant detailing all relationships between the independent accountant and the Company, consistent with requirements of the Independence Standards Board. The Committee shall review services performed by the independent accountants, including the type and extent of non-audit services performed and the impact that these services may have on the public accountant's independence.

         Review with the independent accountants (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committee, the accountants or management believe special attention should be directed; (2) results of their audit, including their opinion on the financial statements and the independent accountant's judgment on the quality, not just the acceptability, of the Company's accounting principles as applied in the financial statements; (3) their evaluation of the adequacy of the system of internal controls; (4) significant disputes, if any, with management; and (5) cooperation received from management in the conduct of the audit.


         Relationship with the Accounting Department

         The Finance Officer is accountable to the Chairman of the Committee. The Audit Committee shall provide for an open avenue of communication between the Accounting Department and the Board and, at least once annually, meet with the Finance Officer in private session.

         Review and concur in the appointment, replacement, reassignment or dismissal of the Finance Officer and review his/her independence from management.

         Review the Accounting Department's mission, objectives and resources and its annual plan, including its coordination with the independent accountants.

         Review the results of Internal Audit activities and its evaluation of the system of internal controls and discuss with the Finance Officer any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information.

         Relationship with Management

         Before publication, review the quarterly and annual financial statements and related footnotes with both management and the independent accountant.

         Review any significant changes in accounting principles.

         Review significant accounting, reporting, regulatory or industry developments affecting the Company.

         Discuss with management, the independent accountant and the Finance Officer any issues regarding significant risks or exposures and assess the steps management has taken to minimize such risk.

                                  INNOVEX, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 17, 2001

         The undersigned hereby appoints Thomas W. Haley and William P. Murnane, or either of them, as proxies with full power of substitution to vote all shares of stock of Innovex, Inc. of record in the name of the undersigned at the close of business on December 16, 2000, at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on January 17, 2001, or at any adjournment or adjournments thereof, hereby revoking all former proxies.

1.   ELECTION OF DIRECTORS:  [ ] FOR all nominees listed  [ ] WITHHOLD AUTHORITY
                                 below (except as marked      to vote for all
                                 to the contrary).            nominees listed
                                                              below.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     Gerald M. Bestler, Frank L. Farrar, Thomas W. Haley, Elick Eugene Hawk,
           William P. Murnane, Michael C. Slagle, and Bernt M. Tessem


2. PROPOSAL TO RATIFY APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

         [ ]  FOR            [ ]  AGAINST          [ ]  ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2) AND (3) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSAL IF THERE IS NO SPECIFICATION.


                                  Dated: _______________________________, 20____


                                                  (Signature)


                                                  (Signature)


                                            PLEASE SIGN NAME(S) EXACTLY AS SHOWN
                                            AT LEFT. WHEN SIGNING AS EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            GIVE FULL TITLE AS SUCH; WHEN SHARES
                                            HAVE BEEN ISSUED IN NAMES OF TWO OR
                                            MORE PERSONS, ALL SHOULD SIGN.